EXHIBIT 99.3

Press Release

For immediate release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155

Bill Barrett Corporation to Present at Howard Weil Conference

DENVER — April 3, 2008 — Bill Barrett Corporation (NYSE: BBG) today announced its participation in the Howard Weil 2008 Energy Conference to be held April 6 through 10, 2008. Chairman and CEO Fred Barrett will present on Monday, April 7 at 2:10 pm CDT. In conjunction with the conference, the Company will submit to the Securities and Exchange Commission (SEC) an updated investor presentation. Please find the presentation after market close on Friday, April 4, 2008 on the Company’s website at http://www.billbarrettcorp.com and click on “April Investor Presentation” under “Current Events” or at the SEC website www.sec.gov as submitted to the SEC as an exhibit to a Current Report on Form 8-K.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its Website www.billbarrettcorp.com.

Forward-Looking Statements and Cautionary Statements

This press release references a presentation to be submitted to the SEC. The presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, transportation, processing, market conditions, oil and gas price and differential volatility, the availability and cost of services and materials, the ability to obtain industry partners to jointly explore certain prospects, the ability to receive drilling and other permits, surface access, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, the ability to obtain necessary permits, delays or prohibitions due to litigation or other disputes, governmental regulations and other factors discussed in the Company’s Form 10-K filed for the year ended December 31, 2007, and subsequent filings, with the SEC and available at www.sec.gov.

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